Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

Announce Plans to Develop Additional Indications using XIAFLEX®

- Parties Dismiss All Pending Litigation -

-Auxilium to Initiate Studies for the Treatment of Cellulite; BioSpecifics to Initiate Studies

for the Treatment of Human and Canine Lipomas-

-Auxilium Conference Call with Investors Scheduled for 9:00 am ET September 1;

BioSpecifics Conference Call with Investors Scheduled for 10:30 am ET

September 1-

MALVERN, PA and LYNBROOK, NY., August 31, 2011—Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, and BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company, today announced that they have dismissed all pending litigation between the Companies and announced plans to move XIAFLEX forward in the clinic for cellulite and human and canine lipoma as well as to collaborate on the initiation of further studies for XIAFLEX for additional indications. Through an amendment and restatement of the Companies’ 2008 development and license agreement, the Companies have clarified the rights and responsibilities of the Joint Development Committee.

Auxilium has been granted the right to initiate studies for the treatment of edematous fibrosclerotic panniculopathy, more commonly known as cellulite, and expects to begin phase Ib clinical studies in early 2012. BioSpecifics will initiate studies for the treatment of human and canine lipomas and plans to initiate clinical studies for both human and canine lipomas shortly. Auxilium will continue to have the option to exclusively license these indications upon completion of BioSpecifics’ development work. Auxilium and BioSpecifics also plan to collaborate on identifying further indications for treatment with XIAFLEX.

Based on the terms of the amended agreement, Auxilium will pay BioSpecifics an opt-in fee at the time of completion by Auxilium of Stage I development of cellulite and will be responsible for all development costs associated with cellulite. Auxilium’s opt-in rights remain unchanged with respect to the two lipoma indications. In addition to the opt-in fees, BioSpecifics will continue to be entitled to regulatory milestones, low double digit royalties and a markup of cost of goods on all indications.

“We are pleased that we have reached a mutually beneficial settlement with our partner BioSpecifics, and we are excited to move forward with the development of XIAFLEX in cellulite,” said Armando Anido, Chief Executive Officer and President of Auxilium. “We look forward to a close collaboration with BioSpecifics on the development of additional indications that could result in new opportunities for XIAFLEX.”

“We are very happy to be collaborating with Auxilium as we explore promising new indications for XIAFLEX that could have significant potential benefit for patients,” commented Thomas L. Wegman, President of BioSpecifics. “We are very enthusiastic about the positive study results we have already seen for both human and canine lipoma and look forward to advancing these indications in the clinic as soon as possible.”

Auxilium Conference Call

Auxilium will hold a conference call tomorrow, September 1, 2011 at 9:00 am ET, to discuss these developments. The presentation slides to be used during the call are now available on the “For Investors” section of the Company’s web site under the “Presentations” tab. A question and answer session will follow the presentation. The conference call and the presentation slides will be simultaneously web cast on the “For Investors” section of its web site under the “Events” tab. The conference call will be archived for future review until October 1, 2011.

Conference call details:
Date:	Thursday, September 1, 2011
Time:	9:00 a.m. ET
Dial-in (U.S.):	866-783-2146
Dial-in (International):	857-350-1605
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	60023335

BioSpecifics Conference Call

BioSpecifics will hold a conference call tomorrow, September 1, 2011 at 10:30 a.m. ET, to discuss these developments. The conference call will be simultaneously web cast on BioSpecifics’ website and archived for future review until October 1, 2011.

Conference call details:
Date:	Thursday, September 1, 2011
Time:	10:30 a.m. ET
Dial-in (U.S.):	800-860-2442
Dial-in (International):	412-858-4600
Web cast:	http://www.videonewswire.com/event.asp?id=82085

To access an audio replay of the call:
Access number (U.S.):	877-344-7529
Access number (International):	412-317-0088
Replay Passcode #:	10003932

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase II of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and is in phase I of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications, five of which include: Dupuytren’s contracture; Peyronie’s disease; Frozen Shoulder (Adhesive Capsulitis) and human and canine lipoma. Its strategic partner

Auxilium Pharmaceuticals, Inc. markets XIAFLEX® in the U.S. for the treatment of Dupuytren’s contracture. Pfizer, Inc. is responsible for marketing XIAPEX® in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. More information about the Company may be found on its website at www.biospecifics.com.

About Cellulite

Cellulite, also known medically as edematous fibrosclerotic panniculopathy, describes a pathologic inflammatory condition, in which lobules of subcutaneous adipose tissue extend into the dermal layer. These changes can visibly affect the shape of the epidermis and resemble an orange peel-like dimpling of the skin.1

In the normal subcutaneous fat layer directly under the skin, there are both perpendicular columnar and net-like fibrous connective tissue called septae. These fibrous septae, made of types I and III collagen, connect the epidermis to the dermis and create a network of compartmentalized adipose deposits. Women tend to have a higher proportion of columnar septae that are perpendicular to the epidermis, while men tend to have more of the net-like system. In cellulite, the subcutaneous fat cells swell and push upwards. 2 As a result, the skin between the septae is pushed up and the perpendicular septae act as an anchor to pull the epidermis downwards and form the classic cellulite dimple. The surrounding adipose tissue forms small bulges under the epidermis around the dimple that can give skin a “cottage cheese” texture.

Cellulite has been reported to occur in 85 to 98% of post-pubertal females and rarely in men. The condition is prevalent in women of all races. 1

[1]	Avram, Cellulite: a review of its physiology and treatment, Journal of Cosmetic Laser Therapy 2004; 6: 181–185
[2]	Querleux, Anatomy and physiology of subcutaneous adipose tissue by in vivo MRI and spectroscopy: Relationship with sex and presence of cellulite, Skin Research and Technology; 8: 118-124

About Human and Canine Lipoma

Lipomas are encapsulated fat deposits that occur under the skin and they are common in both humans and dogs. Approximately 1% of the general human population has a lipoma.1 Subcutaneous lipomas are the most common lipomas found in humans.

In addition, lipomas that restrict motion in older dogs are a serious problem. The only proven therapy for this condition is surgical excision of the lipoma, which necessarily involves the use of general anesthesia. It has been estimated that up to 2% of dogs die as a complication of general anesthesia.2 Lipomas occur in 2.3% of the dog population, 3 or in approximately 1.7 million dogs in the U.S.4

[1]	Nickloes E-Medicine 2010 March
[2]	Brodbelt Vet J 2009 Dec; 182 (3): 375-6
[3]	Lund JAVMA Vol. 214, No. 9, May 1, 1999
[4]	U.S. Pet Ownership & Demographics Sourcebook (2007 Edition)

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of phase Ib clinical studies for XIALFEX® for the treatment of edematous fibrosclerotic panniculopathy, more commonly known as cellulite; the number of people with cellulite; the identification of additional indications for XIAFLEX and their market potential and products in development for Peyronie’s disease and Frozen Shoulder syndrome; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report under the heading “Risk Factors” on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 30, 2011, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading

“For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium disclaims responsibility for statements above in “About BioSpecifics”, which were provided by BioSpecifics for inclusion in this release.

BioSpecifics Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words “believes,” “expects,” “anticipates,” “plans,” “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics concerning the likelihood of success of future clinical trials in new indications, and other risk factors identified in the BioSpecifics’ Form 10-K for the year ended December 31, 2010 and its reports on Form 8-K filed with the SEC. All forward-looking statements included in this press release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

BioSpecifics disclaims responsibility for statements above in “About Auxilium”, which were provided by Auxilium for inclusion in this release.

Auxilium Contacts:

James E. Fickenscher

Chief Financial Officer

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

BioSpecifics contact:

BioSpecifics Technologies Corp.

Thomas L. Wegman, President

(516) 593-7000

thomas_wegman@biospecifics.com